                                                                 EXHIBIT 10.27


                             DATED 21ST OCTOBER 1999




                              TEKTRONIX UK LIMITED


                                      AND


                          MANHATTAN ASSOCIATES LIMITED


                                      AND


                           MANHATTAN ASSOCIATES INC.


                        ---------------------------------

                                      LEASE
                                       OF
                       PART FIRST FLOOR BLOCK A THE ARENA
                        DOWNSHIRE WAY BRACKNELL BERKSHIRE

                        ---------------------------------




                                 GEOFFREY LEAVER
                             251 UPPER THIRD STREET
                              CENTRAL MILTON KEYNES
                                    MK9 I DR

                         REF:  REW.PW.TEKTRONIX.17784.40



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1.      PARTICULARS

(1)      Date                           21st October 1999

(2)      Landlord:                      TEKTRONIX UK LIMITED (Company number
                                        513537) whose registered office is at The Arena
                                        Downshire Way Bracknell Berkshire RG12 1PU

(3)      Tenant:                        MANHATTAN ASSOCIATES Limited (Company
                                        number 3562638) whose registered office is at The
                                        Arena Forum, Stockley Park, Uxbridge, Middlesex,
                                        UB11 lAA

(4)      Guarantor                      MANHATTAN ASSOCIATES INC. of 2300
                                        Windy Ridge Park Way, 7th Floor, Atlanta, Georgia
                                        30339, USA

(5)      Demised Premises               ALL THAT part of the first floor premises known
                                        as part of Block A The Arena Downshire Way
                                        Bracknell more particularly described in Part of
                                        the First Schedule

(6)      Building                       The Building known as Block A The Arena
                                        Downshire Way Bracknell Berkshire comprised
                                        within the Superior Lease

(7)      Contractual Term:              Commencing on the date hereof and continuing
                                        five years thereafter

(8)      Rent Commencement Date         18th January 2000


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

(9)      Basic Rent:                    (pound) 241,558.00 per annum exclusive of VAT thereon

(10)     Permitted Use:                 High Class offices

(11)     Estate                         Shall have the same meaning as afforded to it in the
                                        Superior Lease

(12)     The Prescribed Rate:           The yearly rate of four per cent per annum above
                                        the base lending rate for the time being of the
                                        Specified Bank PROVIDED THAT if such base
                                        lending rate shall cease to exist or otherwise be
                                        unascertainable there shall be substituted for such
                                        base lending rate such rate of interest as the
                                        Specified Bank shall state in writing to be the
                                        current market rate of interest charged in respect of
                                        short term loans of amounts of money similar to
                                        those outstanding due hereunder (in respect of
                                        which interest is payable) at minimum risk

(14)     Superior Lease                 Means the Lease short particulars of are contained
                                        in the Second Schedule hereto

(15)     Superior Landlord              Means the Landlord under the Superior Lease and
                                        its successors in title


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2.       DEFINITIONS AND INTERPRETATION

(1)      In this Lease the following expressions have the following meaning:-

(a) "the Landlord" includes its respective successors in title and the person from time to time entitled to the reversion immediately expectant on the termination of the Term

(b) "the Tenant" includes the Tenant's successors in title and those deriving title under it

(c)      "the Insurance Rent" means the rent secondly reserved by this Lease

(d)      "the Term" means the Contractual Term

(e) "the Perpetuity Period" means the period of Eighty years from the date hereof which shall be the perpetuity period applicable to this Lease

(f) "the Insured Risks" means the risks against which the Demised Premises and the Building are insured under the Superior Lease

(g) "the Landlord's Surveyor" means the properly qualified and suitably experienced Surveyor from time to time appointed by the Landlord for the purposes of this Lease

(h)      "the 1954 Act" means the Landlord and Tenant Act 1954

(i) "the Planning Acts" means the Town and Country Planning Act 1990. The Planning (Listed Building and Conservation Areas) Act 1990 The Planning (Hazardous Substances) Act 1990 The Planning (Consequential Provisions) Act 1990 The Planning and Compensation Act 1991 and any further legislation of a similar nature and any statutory modification or re-enactment of such legislation


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

         for the time being in force and any order regulation permission consent and direction made or issued under any such legislation

(j) "the Specified Bank" means such one of the following banks National Westminster Bank Plc Barclays Bank Plc Lloyds Bank Plc and Midland Bank Plc or their respective successors in business as the Landlord shall stipulate (so that until further notice the Specified Bank shall be National Westminster Bank Plc)

(k) "Value Added Tax" means Value Added Tax as provided for in the Value Added Tax Act 1994 and legislation (delegated or otherwise) supplemental thereto and any similar tax replacing supplementing or introduced in addition to the same

(1)      "Plan" means the plan annexed hereto

(m) "Use Classes Order" means the Town and Country Planning (Use Classes) Order 1987 as originally enacted

(n)      "LTCA 1995" means the Landlord and Tenant (Covenants) Act 1995

(o) "Authorised Guarantee Agreement" means an authorised guarantee agreement as defined in Section 16 of LTCA 1995

(2) Where the Tenant for the time being is two or more persons obligations expressed or implied to be made or undertaken by such party are deemed to be made or undertaken by such persons jointly and severally

(3) Words importing one gender include all other genders and words importing the singular include the plural and vice versa


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

(4) References to "the last year of the Term" include the last year of the Term if the Term shall determine otherwise than by effluxion of time and references to "the expiration of the Term" include such other determination of the Term

(5) References to any right of the Landlord to have access to the Demised Premises shall be construed as extending to any superior landlord under a Superior Lease which includes the Demised Premises and to all persons authorised in writing by the Landlord (including agents professional advisers contractors workmen and others) which authority shall be produced to the Tenant before such access is made

(6) Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation to use all reasonable endeavours not to permit or suffer such act or thing to be done

(7) Any provisions in this Lease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any superior landlord under a superior lease where such consent shall be required under any superior lease (which the Landlord shall use its reasonable endeavours to obtain at the cost of the Tenant) but nothing in this Lease shall be construed as implying that any obligation is imposed upon any such superior landlord not unreasonably to refuse any such consent or approval unless the superior lease so provides

(8) Reference to "consent of the Landlord" or words to similar effect means a consent in writing signed by or on behalf of the Landlord and to "be approved"


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         and "authorised" or words to similar effect mean (as the case may be)
         approved or authorised in writing by or on behalf of the Landlord

(9) Any references (including references in this Clause 2) to a specific statute include any statutory extension or modification amendment or re-enactment of such statute and any regulations or orders made under such statute and any general reference to "statute" or "statutes" includes any regulations or orders made under such statute or statutes

(10) References in this Lease to any clause sub-clause or schedule without further designation shall be construed as a reference to the clause sub-clause or schedule to this Lease as numbered

(11) The clause paragraph and schedule headings and the table of contents shall not be taken into account in the construction or interpretation of this Lease

(12) Expressions defined or given meanings in the Particulars (Clause 1 of this Lease) shall have those meanings where used in the Lease

3.       DEMISE

In consideration of the rents and the covenants on the part of the Tenant the Landlord DEMISES the Demised Premises to the Tenant TOGETHER WITH the rights mentioned in Part II of the First Schedule SUBJECT TO all rights easements privileges restrictions covenants and stipulations of whatever nature affecting the Demised Premises but EXCEPTING AND RESERVING the rights mentioned in Part III of the First Schedule TO HOLD to the Tenant for the Contractual Term YIELDING AND PAYING to the Landlord therefor the following rents NAMELY:-


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(1) FIRSTLY from and including the Rent Commencement Date the Basic Rent by equal quarterly instalments without any deduction or set off in advance on the usual quarter days by Banker's Standing Order to such Bank as the Landlord shall determine the first payment being a duly apportioned part of it calculated from the Rent Commencement Date until the next quarter day thereafter to be paid on the Rent Commencement Date

(2) SECONDLY by way of further rent all interest and other amounts payable to the Landlord as referred to in clause 4(25) hereof

(3) THIRDLY any Value Added Tax which is or may be chargeable in respect of the rents reserved by this lease provided that the Landlord shall provide to the Tenant a valid VAT invoice in relation thereto

4.       TENANT'S COVENANTS

The Tenant COVENANTS with the Landlord as follows:-

TO PAY RENT

(1) to pay the said rents as aforesaid, whether formally demanded or not, without any deduction or set-off whatsoever

TO PAY OUTGOINGS

(2) from time to time and at all times during the Term to pay within 7 days of demand all rates taxes charges duties assessments and outgoings of whatsoever nature (including those of a capital or non-recurring nature) which are now or which may at any time during (or in respect of any part of) the Term be levied assessed imposed or payable in respect of the Demised Premises or the occupation or ownership thereof


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(except such as are payable on a disposal of the Landlord's reversion hereto and income or corporation tax charged on the Landlord)

TO PAY SUPPLIERS

 (3) to pay the suppliers and to indemnify the Landlord within 7 days of demand against all charges for gas electricity and other services consumed or used at or in relation to the Demised Premises (including standing charges and meter rents)

TO PAY VAT

(4) where by virtue of any of the provisions of this Lease the Tenant is required to pay repay or reimburse to the Landlord or any person or persons any rent premium cost fee charge insurance premium expense or other sum or amount whatsoever in respect of the supply of any goods and/or services by the Landlord or any other person or persons the Tenant shall also bc required in addition to pay within 7 days of demand or (as the case may be) keep the Landlord indemnified against:-

         (i) the amount of any Value Added Tax which may be chargeable in respect of such supply (whether by reason of statute or the election or decision of the Landlord or otherwise) and/or

         (ii) a sum or sums equal to the amount of Value Added Tax charged (for whatsoever reason and whether directly or indirectly) to the Landlord or such other person or persons in connection with such supply

TO PAY INTEREST


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

(5) if the Basic Rent is not paid in full on the due dates for payment thereof or if any other sum (including the Insurance Rent) is not paid in full on the due date for payment the Tenant shall pay interest at the Prescribed Rate which shall accrue from day to day with three monthly rests on the Rent days from the due date for payment until actual payment in full

TO EXECUTE WORKS AND COMPLY WITH STATUTES

(6)(a) to execute at the Tenant's own expense all works required in pursuance of any Act of Parliament or required by any local public or other competent authority or court of competent jurisdiction to be done in or in respect of the Demised Premises whether by the Tenant or the Landlord or by any other person (however described) but only insofar as any such works relate to the Tenant's use and occupation of the Demised Premises

(b) if the Tenant fails to commence with any work required as aforesaid within the time stipulated by the Act of Parliament or authority in question then the Landlord may enter the Demised Premises with workmen and others and carry out such works and all its expenses incurred in so doing (plus a reasonable fee for supervising the same) shall on completion of the works be due as a debt payable on demand by the Tenant to the Landlord

(c) to comply in all respects with the provisions of any statutes and any other obligations imposed by law applicable to the Tenant's use and occupation of the Demised Premises including but not limited to the Office Shops and Railways


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         Premises Act 1963 the Fire Precautions Act 1971 and the Health and
         Safety at Work etc Act 1974

(d) to keep at the Tenant's expense the Demised Premises supplied and equipped with adequate fire fighting apparatus and appliances and to maintain such apparatus and appliances in good working order and not to obstruct the access to or means of working of such apparatus and appliances

(e) to indemnify the Landlord against all loss damage claims costs and demands resulting from any such requirement as aforesaid or the Tenant's failure to comply with the same

TO REPAIR ETC

(7)(a) to keep the Demised Premises and each and every part thereof in good and substantial repair and condition fair wear and tear excepted (excepting damage caused by any of the Insured Risks (but the Tenant shall pay to the Landlord within 7 working days of written demand any excess on the Landlord's policy thereof) unless the insurance is vitiated or payment of insurance monies refused in whole or part as the result of some act or default by the Tenant or any permitted undertenant or their respective servants agents or licensees) provided that the Tenant's liability is limited to the extent that the Landlord does not effect any recovery under clause 5(4) hereof

(b) to decorate the Demised Premises in a good and workmanlike manner and with appropriate materials of good quality (in colours approved by the Landlord) in the last year of the Term however determined


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(c)      to keep the Demised Premises clean and tidy and to clean the interior surfaces of all glass within windows or doors of the Demised Premises at least once in every quarter

(d) to permit the Landlord and its agents with or without workmen and others at reasonable times and upon reasonable notice, except in the case of emergency, to enter the Demised Premises and to inspect its condition and state of repair or to inspect for any other purpose and to take inventories of any fixtures plant and machinery therein to be yielded upon the termination of the term

(e) within two months after the service of a schedule of dilapidations to carry out and complete all works thereby required which are the Tenant's responsibility under the provisions of this Lease

(f) if the Tenant shall not within two months after the service of a schedule of dilapidations have begun or be proceeding expeditiously to comply with the same the Landlord may (without prejudice to its right of re-entry) enter the Demised Premises with workmen and others and carry out such works as may be necessary to comply with the schedule and the cost thereof (including all professional fees and a reasonable fee for the Landlord for supervising the works) shall on completion of the works be due as a debt payable on demand by the Tenant to the Landlord

(g) at the expiration of the Term to yield up the Demised Premises (Tenant's or trade fixtures only excepted) to the Landlord repaired cleaned and decorated as aforesaid with all Tenant's fixtures and fittings having been removed and all


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         damage occasioned by such removal made good to the reasonable satisfaction of the Landlord's Surveyor and to pay such Surveyor's fees in relation thereto

ALTERATIONS

(8)(a) not to cut maim or remove any wall timber beam column stanchion ceiling floor or foundation or wall beam floor slab column or foundation or any other structural or load bearing part of the Demised Premises (save for the purpose of making good any defect therein) or make any external alteration or addition to the Demised Premises

(b) not to alter or remove any of the items specified in sub-clause 4(7)(d) hereof (save for the purpose of making good any defect therein)

(c) not without the previous consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) to make any alterations to the Demised Premises provided that the Tenant may install alter or remove internal demountable partitioning which does not affect the structure of the Building or affect the air conditioning fire protection or other building systems without consent of the Landlord provided that the Tenant supplies 2 copies of as built drawings to the Landlord forthwith upon completion of any such works

(d) if so required in writing by the Landlord not less than three calendar months prior to the end or sooner determination of this Lease at the cost of the Tenant to reinstate and make good the Demised Premises as if any alterations made by the Tenant (whether or not requiring consent of the Landlord) had not been made such reinstatement and making good to be to the reasonable satisfaction of the


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         Landlord's Surveyor and to pay such Surveyor's proper and reasonable fees in relation thereto

(e) upon each application for such consent to supply the Landlord (at the expense of the Tenant) with four sets of drawings and specifications of each proposed alteration or installation for approval by it (such approval not to be unreasonably withheld or delayed)

(f) not to carry out any works to which the Landlord has consented save in accordance with drawings and specifications approved as aforesaid

(g) on completion of the installation of anything which shall become part of the Demised Premises within 21 days to give to the Landlord written notice of the same stating the full cost of reinstatement thereof

PLANNING

(9)(a)   not to commit any breach of the Planning Acts

(b) not without the consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) to apply for planning permission to carry out any development in or upon the Demised Premises and in any event at the expense of the Tenant to supply the Landlord with a copy of any application for planning permission together with such plans and other documents as the Landlord may reasonably require and a copy of any planning permission granted to the Tenant

(c) notwithstanding any consent which may be granted by the Landlord hereunder the Tenant will not carry out any alteration to the Demised Premises nor make


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        any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the Landlord's consent is required to be obtained hereunder and for which a planning permission needs to be obtained) before any requisite planning permission therefor has been produced to the Landlord and acknowledged by the Landlord in writing as satisfactory to the Landlord (such acknowledgement not to be unreasonably withheld or delayed) but so that the Landlord may only refuse so to express its satisfaction with any such planning permission on the ground that the period thereof or anything contained therein or omitted therefrom would in the reasonable opinion of the Landlord or might be or become prejudicial to the interest of the Landlord in the Demised Premises whether during the Term or thereafter

(d) to pay and satisfy any charge that may be imposed upon any breach by the Tenant of planning control or otherwise under the Planning Acts

(e) unless the Landlord shall otherwise direct to carry out before the expiry or sooner determination of this Lease any works required to be carried out to or in the Demised Premises as a condition of any planning permission which may have been granted during the Term on the application of the Tenant irrespective of the date before which such other works were thereby required to be carried out

(f) expressions used in this sub-clause shall be construed in accordance with the Planning Acts

COMPLIANCE WITH NOTICES


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(10)     at the expense of the Tenant:-

(a) upon receipt by the Tenant of any notice order requisition direction or other thing affecting or likely to affect the Demised Premises forthwith to supply a copy thereof to the Landlord

(b) to take at the cost of the Tenant such steps (whether by legal proceedings or otherwise) as the Landlord may reasonably require in response to any such notice order requisition direction or other thing as aforesaid provided that the Landlord may only request compliance by the Tenant with any such notice order requisition direction or other thing insofar as it relates to the Tenant's use and occupation of the Demised Premises

PERMITTED USE ETC

(11)(a) not to use the Demised Premises or suffer it to be used for any purpose other than the Permitted Use

(b) not to hold or permit to be held any sale by auction public exhibition political meeting show or spectacle in the Demised Premises

(c)      not to use or permit or suffer to be used the Demised Premises

         (i)      for any illegal or immoral purpose

         (ii) for any noisy noxious offensive or dangerous trade art manufacture business or occupation or for the sale of second hand goods or for gambling

         (iii) in such a way as causes nuisance disturbance inconvenience or annoyance to the owners or occupiers of any neighbouring property


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(d)      not to bring to or keep in the Demised Premises any vibrating machinery or any inflammable substance

(e) not without the previous consent in writing of the Landlord to affix or install or permit or suffer to be affixed or installed any machinery in the Demised Premises other than machinery and equipment required in relation to the Permitted Use

(f)      not to overload the Demised Premises or any part of it

(g)      not to permit or suffer any person to sleep or reside in the Demised
         Premises

ENCROACHMENT

(12)(a) not to stop up darken or obstruct any window or other aperture in the Demised Premises or any adjoining premises belonging to the Landlord

(b) not to permit or suffer any easement to be acquired or encroachment made against or upon the Demised Premises and promptly to give notice to the Landlord of any attempt to acquire or make the same and at the cost of the Landlord to take such steps (whether by legal proceedings or otherwise) as are necessary to prevent the same from being acquired or made

SIGNS

(13) not without obtaining the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) to affix to or display on or to permit to be affixed to or displayed on the Demised premises any sign hoarding poster placard blind or advertisement whatsoever which shall be visible from the outside of the Demised Premises except such means of identification and other


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         notices as shall be reasonably necessary in connection with the use and occupation of the Demised Premises

ALIENATION

(14)(a) not to assign or transfer part only of the Demised Premises and not to charge the whole or any part of the Demised Premises

(b) not to share or part with possession of the whole or any part of the Demised Premises (except as expressly permitted by this Lease and by clause 27.18 of the fourth Schedule of the Superior Lease)

(c) not to assign the whole of the Demised Premises other than in accordance with the following terms and conditions precedent

         (i) On and before completion of an assignment there is delivered to the Landlord a Deed:-

         (a) executed by the intended assignee containing covenants (jointly and severally if more than one) with the Landlord to pay the rents and to perform and observe the Tenant's covenants herein contained during the period expiring on completion of an assignment by such intended assignee of this Lease which is not an excluded assignment for the purposes of
                  Section 11 of LTCA 1995;

         (b) containing an Authorised Guarantee Agreement by the intended assignor (jointly and severally if more than one) with the Landlord in the form contained in Clause 7 hereto mutatis mutandis with "the Assignor" substituted for "Guarantor" and the name of the intended assignee substituted for "Tenant"


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         (ii)     if the Landlord reasonably requires the intended assignee
                  shall provide a guarantor or guarantors reasonably acceptable to the Landlord who shall covenant (jointly and severally if more than one) with the Landlord in the terms contained in Clause 7 hereof mutatis mutandis with the name of the intended assignee substituted for "Tenant"

(d)      The Tenant may not assign the whole of the Demised Premises:-

         (i) except to an assignee whose character status covenant and financial standing would be regarded by a prudent Landlord as acceptable

         (ii) without the prior satisfaction of each of the conditions precedent detailed in sub-clause (c) above and without the prior written consent of the Landlord which consent shall not (subject to the prior satisfaction of each of the conditions precedent specified in sub-clause (c) above) otherwise be unreasonably withheld or delayed

(e) not to underlet the whole or part only of the Demised Premises PROVIDED THAT so long as each of the conditions precedent set out in this sub-clause are first satisfied the Tenant may underlet the whole of the Demised Premises

The conditions precedent are:-


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         (i)    no such underletting shall be for a term of years which extends beyond the Contractual Term (less seven days)

         (ii) any such underletting shall be excluded from the provisions of Sections 24 to 28 of the 1954 Act by an Order of the relevant court being obtained pursuant to Section 38(4) of the 1954
                Act and any underlease shall contain an agreement to exclude those sections

         (iii) the initial rent under any such underletting shall be the full open market rental value of the premises then underlet then obtainable without taking a fine or premium

         (iv) the provisions of every underlease must fully reflect the provisions requirements exceptions and reservations stipulations covenants on the part of the Tenant and declarations of this Lease (apart from the duration of the sub-term to be granted and the actual amount of the rent to be reserved) and every underlease must otherwise be granted on open market rack rent terms at the full open market rent reasonably obtainable without any fine or premium and must include provisions for the recovery by the Tenant of the whole or proper proportion of any service charges from the undertenant payable by the Tenant under this Lease and the Tenant must agree with the Landlord to enforce every such provision and term

(f) provided that each of the conditions precedent are first satisfied the Tenant may grant the relevant underlease with the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed)

(g) not to underlet the whole or any part of the Demised Premises unless the undertenant has first entered into direct covenants with the Landlord to perform and observe throughout the term of the underletting the provisions required by sub-clauses 4(14)(h)(i) to (v) be contained in the underlease

(h) any underlease shall include provisions (in a form first approved by the Landlord such approval not to be unreasonably withheld or delayed):-

         (i) prohibiting the undertenant from doing or allowing on or in relation to the underlet premises any act or thing inconsistent with or in breach of the terms of this Lease

         (ii) prohibiting the undertenant from sub-underletting or charging the whole or any part of the underlet premises or (save pursuant to an assignment of the whole of the underlet premises) from holding on trust for another or parting with the possession of the whole or any part of the underlet premises or permitting another to occupy the whole or any part thereof

         (iii) prohibiting the undertenant from assigning any part (as opposed to the whole) of the underlet premises

         (iv) prohibiting the undertenant from assigning the whole of the underlet premises without the prior written consent of the

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

                 Landlord under this Lease (such consent not to be unreasonably withheld)

         (v) imposing on the undertenant in relation to any permitted assignment transfer or other transmission or devolution affecting the undertenant's interest in the underlet premises the same obligations as are imposed on the Tenant by this Sub-Clause 4(14)(h)

(i)      in relation to every permitted underletting:-

         (i) to use reasonable endeavors including the expenditure of money to enforce the performance and observance by the undertenant of the terms of the underlease

         (ii) not at any time expressly to waive any breach of the covenants or conditions on the part of the undertenant or of any assignee of the underlease

         (iii) not without the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed) to vary the terms of the underlease

(j) within one month after any assignment underletting devolution or disposition of the Demised Premises to give notice thereof to the Landlord and at the Tenant's expense to supply the Landlord with a copy (certified by a solicitor to be true) of the instrument which effects or evidences the same and to pay to the Landlord any reasonable fee (plus VAT) for registering the same

COSTS

(15) to pay within seven days of written demand therefor all reasonable and proper costs and expenses properly incurred by the Landlord (including but not limited to the fees and disbursements to the Landlord's Surveyor or managing agent, whether employed by a company associated with the Landlord or not) and the Landlord's solicitors in connection with:-

         (i) any application or request or proposed application or request by the Tenant in connection with the Demised Premises or any of the provisions hereof and whether or not the same shall be proceeded with by the Tenant or shall be granted or reasonably and lawfully refused or granted subject to reasonable conditions
         (ii) any breach of any of the covenants on the part of the Tenant hereunder and any steps taken in reasonable contemplation of or in connection with the preparation and service of a notice under Section 146 or 147 of the Law of Property Act 1925 or any other Act requiring the Tenant to remedy a breach of any of the covenants herein contained (even if forfeiture is avoided otherwise than by relief granted by the Court)

         (iii) the preparation and service of a schedule of dilapidations during or within 3 months after the expiry or determination of the Contractual Term but relating to the Contractual Term

         (iv) the recovery of arrears of rent or any other sums payable hereunder and any proceedings in connection therewith

INDEMNITY
(16) to indemnify the Landlord against all loss damage claims proceedings and demands arising out of:-

         (i) (save for use in accordance with the Permitted Use) the use or misuse by the Tenant or their respective servants or agents of the Demised Premises or any part thereof

         (ii) any liability imposed on the Landlord at common law or by Act of Parliament in relation to the condition or state of repair of the Demised Premises and will display in such position as may be reasonably designated by the Landlord such notice as the Landlord may reasonably require disclaiming liability as aforesaid

         (iii) any sum payable in respect of any excess in relation to any claim on any insurance policy affecting or in relation to the Demised Premises

         (iv) any breach of covenant on the part of the Tenant contained in this Lease

         (v) anything now or during the Term installed by the Tenant attached to or projecting from the Demised Premises

         (vi) any act neglect or default by the Tenant any subtenant or their respective servants agents licensees or persons on the Demised Premises with the actual or implied authority of any of them

PERMIT ENTRY

(17) to permit the Landlord and all persons authorized by it to enter the Demised Premises with or without workmen and others for any or all of the following purposes:-

         (a) during the last six months of the Contractual Term (whether determined by effluxion of time or by the exercise of any right of determination contained in this Lease) and thereafter to affix and maintain on a conspicuous pail of the Demised Premises but not so as to materially interfere with the access of light or air to the Demised Premises a signboard of a reasonable size advertising the same for reletting and to permit the Landlord and all persons authorized by it at all reasonable times during normal business hours and by appointment to enter and view with prospective new tenants the Demised Premises

         (b) at any time during the Term to affix and maintain on a conspicuous part of the Demised Premises a signboard of a reasonable size for the disposition of its interest in the Demised Premises or part thereof and to permit the Landlord and all persons authorized by it at all reasonable times during normal business hours and by appointment to enter and view the Demised Premises without interruption

         (c) to repair renew inspect or connect any pipe wire drain conduits or other conducting media within the Demised Premises

         (d) to carry out any works (whether or repair or otherwise) for which the Landlord or the Tenant is liable under this Lease

         (e) to carry out any works (whether of repair or otherwise) to the Demised Premises or to any neighboring or property adjoining the Demised Premises or to any party structure sewer or drain

         (f)     for any purpose mentioned in the Superior Lease

                 PROVIDED THAT the Landlord shall make good any damage forthwith which may be caused in exercising the right of entry contained in this clause 4(17)

TO GIVE NOTICE OF DEFECTS

(18) to give notice to the Landlord of any defect in the Demised Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this Lease or the duty of care imposed on the landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Demised Premises

RATING VALUATION

 (19) to co-operate with the Landlord and at the Landlord's cost in seeking to procure that any rateable value assessed for the Demised Promises is as low as possible

NOT TO OBSTRUCT

 (20) not to obstruct (or park any vehicles upon) any roadways or footpaths or car park spaces at or near the Demised Premises

NOT TO EFFECT INSURANCE - NOTICE OF DESTRUCTION OR DAMAGE

(21) not to effect any insurance on or in respect of the Demised Premises or any part thereof (save in respect of glass and public and employer's liability) and in the event of the Demised Premises or any part thereof being destroyed or damaged the Tenant will give to the Landlord immediate notice in writing of such damage or destruction

NOT TO AVOID INSURANCE

(22)     (a)     not to do on the Demised Premises or any neighboring premises any act or thing which makes void or voidable or renders any increased or extra premium payable in respect of any policy of such insurance effected by the Landlord hereunder and to reimburse to the Landlord forthwith on demand all increased or extra premiums which may be payable in respect of the Demised
                 Premises or any neighboring premises by reason of any such act or thing and in addition and without prejudice to the rights and remedies of the Landlord forthwith on written demand from the Landlord or its insurers cease from doing that act or thing which has caused any policy of such insurance to be void or voidable

         (b) to comply at its own expense with all such requirements in respect of the Demised Premises as may from time to time be made by the insurers as a condition of the continuation or renewal of any relevant insurance effected by the Landlord hereunder

FISCAL IMPOSITION

 (23) not by the carrying out of any works on the Demised Premises or any part thereof or by any change in the use made of the Demised Premises or any part thereof do anything whereby the Landlord may be required to pay any tax or other fiscal imposition at any time during or after the Term

NO NOXIOUS DISCHARGES

(24)(a) not to discharge into any sewers or drains on or serving the Demised Premises any oil grease or other deleterious or obstructive matter or substance which may be or become a source of damage to the said drains or sewers and in the event of any obstruction or injury forthwith to remedy the same and make good all damage to the entire satisfaction of the Landlord

(b) not to keep or permit to suffer to be kept on the Demised Premises any substance of a dangerous corrosive combustible explosive radio-active volatile unstable or offensive nature or which might in any way injure the Demised Premises or the sewers and drains serving the same or the keeping or use of which may contravene any statute order regulation or bye-law

ITEMS OF COMMON USE AND BENEFIT

(25)(1) The Tenant shall pay in respect of service charge for the Property to the Landlord pursuant to the provisions of paragraph 36 of the Fourth Schedule to the Superior Lease save insofar as the payments relate in any way whatsoever to any works to the roof of the Building by equal quarterly payments in advance on the usual quarter days (the first proportionate payment being in respect of the period from the Rent Commencement Date to the quarter day next following the Rent Commencement Date such payment to be made on the Rent

        Commencement Date) a sum to equate to (pound) 29,662 per annum ("the initial contribution")

   (2) After the expenditure for each relevant year shall have been ascertained and certified by the Landlord's surveyor or agent the Tenant shall pay to the Landlord within fourteen days of demand or the Landlord shall allow the Tenant (as the case may require) the difference between the initial contribution paid by the Tenant for the relevant year and a percentage of the actual amount of the service charge payable in respect of the Building such percentage being 13.65% for that relevant year

   (3) Every certificate of the Landlord's surveyor or agent as to the expenditure or any sum payable by the Tenant hereunder shall be in writing and save in the case of manifest error be final and binding on the Landlord and Tenant. The Landlord shall if so required by the Tenant and within one month of the date on which the certificate is given make available for inspection by the Tenant at the offices of the Landlord or its surveyor or during business hours copies of all available vouchers receipts invoices or other documentary evidence sufficient to enable the Tenant to verify the accuracy of the certificate

  (4) The expenditure shall be ascertained and certified by the Landlord's surveyor for each successive period of 12 months expiring on such date as the Landlord may from time to time select and as notified to the Tenant

EXCLUSION OF SECURITY OF TENURE

(26) having been authorized to do so by an order of the Reading County Court dated September 15th, 1999 the Landlord and the Tenant agree to exclude the provisions of Section 24 to 28 of the Landlord and tenant Act 1954 in relation to the tenancy created by this lease

         OPTION TO DETERMINE

(27) The Tenant may determine this lease at the end of the third year of the Term by giving to the Landlord not less than six months previous notice in writing to that effect provided that the Tenant shall have paid all the rents to be paid up to the date of such determination and shall on such determination give vacant possession of the whole of the Demised Premises to the Landlord then and in such event this lease and everything contained shall cease and be void but without prejudice to any right of action or remedy of either party in respect of any antecedent breach or non performance of any of the covenants on the part of the other hereinbefore contained

         SUPERIOR LEASE

(28) to observe and perform the covenants and Regulations on the part of the lessee contained in the Superior Lease except for the covenant for payment of rent and service charge in so far as the same relate to or affect the Demised Premises (except for the covenant for the payment of the rent(s) reserved thereby) and not to do or omit to be done any act or thing in relation to the Demised Premises which would or might cause the Landlord to be in breach of the covenants on the part of the lessee or the conditions or other things contained in the Superior

         Lease save insofar as the covenants and regulations contained in the Superior Lease conflict with the covenants and regulations contained in this Lease whereupon the covenants and regulations contained in this Lease shall prevail

(29) to inform the Landlord forthwith of any intention to leave the Demised Premises vacant for a period of fourteen days or more

(30) to advise the Landlord and thereafter keep the same fully informed as to the progress of any dispute or potential dispute between the Tenant and any superior landlord and to give details of the nature of the dispute together with all other relevant facts and information

5.       LANDLORDS COVENANTS

The Landlord COVENANTS with the Tenant as follows:-

TO INSURE

(1)(a) to use its best endeavors to keep or to procure the keeping of the Building (but not Tenant's fixtures) insured against loss or damage by the Insured Risks subject to such limitations conditions and exclusions as the insurers may impose in an amount sufficient to cover the cost of rebuilding or fully reinstating the same (including the cost of all professional fees debris removal demolition and site clearance costs and the cost of any works which may be required by or by virtue of any Act of Parliament and all VAT in connection therewith)

   (b) upon request by the Tenant to produce at the Tenant's expense (but not more often than once in any year) sufficient details of any policy of insurance effected by the Landlord pursuant to sub-clause 5(l)(a) above or the Superior Landlord under the Superior Lease

   (c) in the event of the Building being destroyed or damaged by any of the Insured Risks and the policy of insurance not being vitiated by some act or default of the Tenant any permitted undertenant or any one at the Demised Premises under the control of the Tenant or any permitted undertenant or their respective servants agents licensees and invitees to procure that all insurance monies received by the Superior Landlord (other than in respect of loss of rent) are paid out with all reasonable speed in rebuilding and reinstating the Building or such part of it as shall have been so destroyed or damaged

   (d) If at the expiration of the period for which the Landlord has insured loss of rent from the Demised Premises (or such longer period as shall be agreed in writing between the Landlord and the Tenant before the expiry of such period) calculated from the date upon which the Demised Premises shall have been destroyed or so damaged by any of the Insured Risks as to render them unfit for occupation and use and:

   (a) the insurance of the Demised Premises effected pursuant to the covenant by the Landlord in that behalf contained in this Lease has not been vitiated or prejudiced by or payment of the policy moneys refused in whole or in part as a consequence of any act or default of the Tenant or any undertenant or their respective servants agents or visitors and

(b) the Landlord shall have been unable to obtain all necessary consents and approvals for the rebuilding replacement and/or reinstatement of the Demised Premises then and in such case (unless otherwise agreed in writing between the Landlord and the Tenant prior to the expiration of such period as aforesaid) this Lease shall absolutely determine provided always that such determination will take place without prejudice to any and all rights then subsisting between the parties to this Lease

QUIET ENJOYMENT

(2) That on condition that the Tenant pays the rent and performs and observes all its covenants and obligations under this Lease and all its conditions it shall have quiet enjoyment of the Demised Premises without interruption by the Landlord or any person claiming under or in trust for it

SUPERIOR LEASE

(3) To pay the rents and service charge reserved by the Superior Lease and observe and perform the covenants on the part of the lessee and conditions and other things contained therein insofar as the same are not the responsibility of the Tenant hereunder and to use all reasonable endeavors at the request and cost of the Tenant to procure the performance by the superior landlord of the covenants on its part contained in the Superior Lease

WARRANTIES

(4)a) The Landlord will use all reasonable endeavors to enforce the rights it has pursuant to the warranties details of which are contained in the Third Schedule ("The Warranties") insofar as there is any defect in the Demised Premises which is due to any breach of the obligations owed to the Landlord pursuant to the Warranties

(4)b) The Tenant shall notify the Landlord in writing of any such defect as described above and the Landlord shall forthwith use its reasonable endeavours to enforce the rights it has pursuant to the Warranties and shall supply to the Tenant copies of all correspondence relating thereto and shall keep the Tenant fully informed of the progress of any claims

5.5      COMPETITION

(i) The Landlord shall not grant a lease of any part or of the whole of the Building to any party whom the parties hereto agree to be a competitor of the Tenant. The Landlord shall notify the Tenant in writing before granting any such lease with full details of the intended new tenant ("the New Tenant") whereupon the Tenant (acting reasonably) shall within 5 working days of receipt of such notice inform the Landlord of whether or not it considers the New Tenant to be a competitor of the Tenant

(ii) If there is any dispute as to whether the New Tenant is a competitor of the Tenant the matter shall be referred to a chartered accountant qualified for at least ten years and experienced in the provision of warehouse management software solutions such accountant to be appointed by agreement of the parties hereto and in the event that the parties are unable to agree such appointment shall be made by the President (or other acting chief officer) for the time being of the Institute and Chartered Accountants of England and Wales whose decision to be made within ten working days of referral shall be final and binding on the parties

6.       PROVISOS

PROVIDED ALWAYS and it is hereby agreed as follows:-

RE-ENTRY

(1)      If:

(a) the Basic Rent and/or the Insurance Rent or any other sums due to the Landlord shall be in arrears for twenty one days next after becoming payable (whether formally demanded or not) or

(b) there shall be any breach non-performance or non-observance of any of the Tenant's covenants herein or

(c)      (i)      a bankruptcy order is made in respect of the Tenant; or

         (ii) any application is made in respect of the Tenant for an interim order under Section 253 Insolvency Act 1986; or

         (iii) a person is appointed by the Court to prepare a report in respect of the Tenant under Section 273 Insolvency Act 1986; or

         (iv) an interim receiver is appointed of the property of the Tenant under Section 286 Insolvency Act 1986; or

(d)      (where the Tenant is a company):-

         (i) an order is made or a resolution passed for the winding up of the Tenant otherwise than for the purposes of amalgamation or reconstruction of a solvent company not involving a realisation of assets; or

         (ii) a provisional liquidator is appointed in respect of the Tenant otherwise than for the purposes of amalgamation or reconstruction of a solvent company not involving a realisation of assets; or

         (iii) a petition is presented or a meeting convened for the purposes of winding up the Tenant otherwise than for the purposes aforesaid; or

         (iv) An administration order is made or a petition for such order presented in respect of the Tenant; or

         (v) a receiver (including an administrative receiver) is appointed in respect of the Tenant or any of its assets; or

         (vi) any voluntary arrangement is proposed pursuant to Part I of the Insolvency Act 1986 in respect of the Tenant; or

(e) the Tenant shall enter into any arrangement or composition for the benefit of the Tenant's creditors or shall suffer any distress or execution to be levied on the Tenant's goods

(f) the Tenant shall take the benefit of any Act for the relief of debtors then it shall be lawful for the Landlord or its agents at any time thereafter and notwithstanding the waiver or implied waiver of any previous right of re-entry under this Lease to re-enter the Demised Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any antecedent breach by the Tenant of any of the obligations herein

SUSPENSION OF BASIC RENT

(2) If the Building is destroyed or damaged by any of the Insured Risks so as to render the Demised Premises wholly or partly unfit for use and occupation and if none of the policies of insurance effected by the Superior Landlord are vitiated by some act or omission of the Tenant or any permitted undertenant or any one at the Demised Premises under the control of the Tenant or of any permitted undertenant or their respective servants agents licensees and invitees then the Basic Rent and service charge as referred to in clause 4(25) hereof or a fair proportion of it shall be suspended and cease to be payable from the date of the destruction or damage until the Demised Premises is again fit for use and occupation PROVIDED THAT if there is any dispute as to the fair and reasonable proportion of the Basic Rent and service charge as referred to above that is to be suspended pursuant to this clause the matter shall be determined by a single arbitrator to be appointed by the Landlord and the Tenant or (if they cannot agree on such appointment) by the President or the acting chief officer for the time being of the Royal Institution of Chartered Surveyors in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof

EXCLUSION OF USE WARRANTY

(3) Nothing in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Demised Premises may lawfully be used under the Planning Acts for the Permitted Use (or any purpose subsequently authorised)

ENTIRE UNDERSTANDING

(4) This Lease embodies the entire understanding of the parties relating to the Demised Premises and to all the matters dealt with by any of the provisions of this Lease

LICENCES ETC UNDER HAND

(5) Whilst the Landlord is a limited company or other corporation all licences consents approvals and notices required to be given by the Landlord shall be sufficiently given if given under the hand of a director the secretary or other duly authorised officer of the Landlord

TENANT'S PROPERTY

(6) If after the Tenant has vacated the Demised Premises at the end or sooner termination of the Term any property of the Tenant remains in or on the Demised Premises and the Tenant fails to remove it within 14 days after being requested in writing by the Landlord to do so:-

         (a) the Landlord may as the agent of the Tenant sell such property and the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

         (b) if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within 6 months of the date upon which the Tenant vacated the Demised Premises and

         (c) the Tenant shall indemnify the Landlord against any damage occasioned to the Demised Premises and any actions claims proceedings costs expenses and demands made against the Landlord caused by or related to the presence of the property in or on the Demised Premises

COVENANTS REAL AND PERSONAL

(7) That the covenants herein contained are considered and intended to be not only personal covenants but also real covenants affecting and running with the Demised Premises and every part thereof

NOTICES

(8) The provisions of Section 196 of the Law of Property Act 1925 as amended shall apply to all notices or schedules required or permitted to be served hereunder

AGREEMENT FOR LEASE

(9) The parties hereby certify that there is no agreement for Lease (or tack) to which this Lease gives effect

COSTS

(10) Each party shall pay its own costs in connection with the preparation and completion of this lease except for the costs of the Superior Landlord's Solicitors and Surveyors which shall be shared equally between the Landlord and the Tenant

JURISDICTION

(11) The High Court of Justice in England shall have non-exclusive jurisdiction to entertain any action or proceedings whatsoever in respect of this lease or any provision thereof of any matter or thing arising under or by virtue or consequent upon this lease

(12)     SERVICE OF PROCESS

         a) In connection with this lease the Guarantor shall at all times maintain an agent for service of process and any other documents in proceedings in England

         b) Such agent shall be Simmons & Simmons of 21 Wilson Street London EC2M 2TX and any writ judgment or other notice of legal process shall be sufficiently served on the Guarantor if delivered to such agent at its address for the time being

         c) The Guarantor irrevocably undertakes not to revoke the authority of the above agent and if for any reason the Landlord requests the Guarantor to do so the Guarantor shall promptly appoint another such agent with an address in England and advise the Landlord

         d) If following such a request the Guarantor fails to appoint another agent then the Landlord shall be entitled to appoint one on behalf of the Guarantor

7.       THE GUARANTOR COVENANTS with the Landlord as follows:-

         (1) that the Tenant until released under Section 5 of LTCA 1995 will punctually pay the rents and will observe and perform all the Tenant's covenants in this Lease and that the Tenant will during the subsistence of any Authorised Guarantee Agreement entered into by the Tenant observe and perform all covenants given by the Tenant therein and that in case of any default by the Tenant in the payment of the rents or the observance or performance of the Tenant's covenants the Guarantor will make good to the Landlord on demand without set-off or counterclaim all loss damage costs and expenses arising out of such default and suffered by the Landlord PROVIDED THAT:-

         (i) no neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the Tenant's covenants nor any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant during the period in which the Landlord is entitled or would after service of a notice under Section 146 of the Law of Property Act 1925 be entitled to re-enter the Demised Premises and any time which may be given by the Landlord to the Tenant and any variation of this Lease shall discharge the Guarantor either in whole or in part or in any way affect his liability under this covenant

         (ii) in the event that the Tenant surrenders part of the Demised Premises the liability of the Guarantor shall continue in respect of the part of the Demised

         Premises not so surrendered after making any necessary apportionments under Section 140 of the Law of Property Act 1925

         (iii) the fact that the terms of this Lease may have been varied by agreement between the Landlord and the Tenant shall not discharge the Guarantor in whole or in part or in any way affect the Guarantor's liability under this covenant

         (iv) should the Tenant (here meaning Manhattan Associates Limited) or any assignee of that party cease to exist such event shall not discharge the Guarantor either in whole or in part or in any way affect his liability under this covenant

         (2) That if this Lease is disclaimed or forfeited and if the Landlord by notice in writing within three months of receiving notice of such disclaimer or forfeiture so requires the Guarantor will take from the Landlord a Lease of the Demised Premises for a term commensurate with the residue of the term granted by this Lease which would have remained had there been no disclaimer or forfeiture at the same rent and subject to the same covenants and conditions as are reserved by and contained in this Lease with the exception of this clause to take effect from the date of such disclaimer or forfeiture and in such case the Guarantor will pay the costs and stamp duties of such new Lease and execute and deliver to the Landlord a counterpart of it

         (3) That if the Landlord shall not require the Guarantor to take a Lease of the Demised Premises pursuant to sub-clause (2) above the Guarantor shall nevertheless upon demand pay to the Landlord a sum equal to the rent and other payments that would have been payable under this Lease but for the disclaimer or forfeiture until the expiration of three months from such event or until the Demised Premises shall have been relet by the Landlord whichever shall first occur

         (4) The Guarantor waives any rights the Guarantor may have of first requiring the Landlord to proceed against or claim payment from the Tenant and the Guarantor agrees to subordinate and does hereby subordinate any and all claims the Guarantor may have against the Tenant existing now or arising later (whether in respect of payment made under this covenant or otherwise) to any and all claims by the Landlord under this Lease

         (5) Any sums which may not otherwise be recoverable by the Landlord from the Tenant under this Lease by reason of any legal limitation immunity disability or incapacity or other circumstances relating to the Tenant (and whether or not known to the Landlord) shall nevertheless be recoverable from the Guarantor as principal debtor in respect thereof and this guarantee shall not be discharged nor the Guarantors liability under it be affected by the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant

         (6) The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant's obligations to the Landlord under this Deed or to stand in the place of the Landlord in respect of any such security until all the obligations on the part of the Tenant or the Guarantor to the Landlord under the Lease shall have been performed or discharged

         (7) No assured security or payment which may be avoided under any enactment relating to insolvency or bankruptcy and no release settlement or discharge which may have been given or made on the faith of any such assurance security or payment shall prejudice or affect the right of the Landlord to recover from the Guarantor to the full extent of this guarantee

         (8) This guarantee shall enure to the benefit of the successors and assigns of the Landlord under this Lease and each of them

         (9) This guarantee shall not be determined or affected by the insolvency or liquidation of either of the Guarantor or the Tenant or by any change in the constitution structure or powers of either the Guarantor the Tenant or the Landlord

         (10) For the avoidance of doubt all references in this covenant to "this Lease" are references to this Lease and all deeds and documents additional or supplemental to it or to any of them

IN WITNESS whereof this document has been executed as a Deed by the parties hereto and is intended to be and is hereby delivered on the date first before written

                               THE FIRST SCHEDULE

                                     PART I

                              THE DEMISED PREMISES

ALL THAT first floor premises situate in the North Wing of the Building shown for the purpose of identification only edged red on the Plan including;

1. the decorative finishes on the inside of the exterior walls of the Building but not any of the other parts of the exterior walls; and

2. the floor finishes with the lower limit of the Demised Premises including the finishes but not extending to anything below them; and

3. the ceiling finishes with the upper limit of the Demised Premises including the finishes but not extending to anything above them; and

4.       the whole of any non-load bearing walls within the Demised Premises;
         and

5. all replacement additions and improvements to the Demised Premises effected by the Tenant; and

6. all ducts shafts system tanks radiators water gas electricity and telephone supply pipes wires and cables sewers and drains soil pipes waste water pipes soakaways meters and any other pipes wires and cables other than those belonging to the relevant supply authorities exclusively serving the Demised Premises

                                    PART II

                         RIGHTS INCLUDED IN THE DEMISE

1. The right in common with the Landlord and all others authorised by it or entitled to the like right to the free passage and running of water soil gas electricity telephone and other services or supplies through and along the pipes wires drains conduits and other conducting media which now are or may within the Perpetuity Period be in the Building and the Estate

2. The right of access to and egress from the Demised premises over along and upon the access ways staircases entrance halls and lifts serving the Demised Premises within the Building

3. The right in common with the Landlord and the owners and occupiers of adjoining premises and all others having the like right and those now or hereafter authorised by the Landlord in case of fire or other emergency of access and egress to and from the Demised Premises over other parts of the Building and the Estate

4. The right to park 35 motor vehicles in the car parking spaces shown coloured blue on the Plan marked "B" or in such alternative temporary spaces as may be reasonably agreed by the Landlord and the Tenant from time to time together also with the right to park 3 cars in the visitor car spaces shown coloured yellow on the Plan

5. The rights granted to the lessee in the Superior Lease so far as they relate to and affect the Demised Premises



                                    PART III

                          EXCEPTIONS AND RESERVATIONS

1. The right to have any adjoining land or buildings now or during the Perpetuity Period belonging to the Landlord supported and sheltered by the Demised Premises

2. The right for the Landlord and all person authorised by it at all reasonable times and on reasonable notice in writing (except in emergency) to enter the Demised Premises with or without workmen and others for any or all of the following purposes:-

         (1) repairing renewing inspecting or connecting any pipe wire drain conduits or other conducting media within the Demised Premises

         (2) carrying out any works (whether or repair or otherwise) for which the Landlord or the Tenant is liable under this Lease

         (3) carrying out any works (whether of repair or otherwise) to the Demised Premises or to any property adjoining the Demised Premises or to any party structure sewer drain or pavement light

         (4)      any other purpose mentioned in this lease and the Superior
         Lease

3. The right to the free passage and running of water soil gas electricity telephone telecommunications and other services or supplies through and along the pipes wires drains conduits and other conducting media which now are or may within the Perpetuity Period be installed by the Landlord in the Demised Premises

4. The right for the owners and occupiers of the Building and persons authorised by the Landlord in case of fire and other emergency of access and egress to and from the Building over the Demised Premises

5. The exceptions and reservations contained in the Superior Lease so far as they relate to and affect the Demised Premises

PROVIDED ALWAYS that the Landlord will make good forthwith any damages caused in the exercise of the rights contained in this Part III of the first Schedule

                              THE SECOND SCHEDULE

                                 SUPERIOR LEASE

A lease dated 18 January 1999 and made between Scottish Widows' Fund and Life Assurance Society (1) Tektronix UK Limited (2) and Tektronix Inc (3)

                               THE THIRD SCHEDULE

                                   WARRANTIES

Date                 Document                         Parties
----                 --------                         -------

04.02.1999           Sub-Contractors Warranty         (1) South Down Construction Limited
                                                      (2) Tektronix (UK) Limited
                                                      (3) Bryant Construction Southern
                                                      Limited
                                                      (4) Helical Bar Developments (South
                                                      East) Limited

04.02.1999           Sub-Contractors Warranty         (1) Schindler Limited
                                                      (2) Tektronix Limited
                                                      (3) Bryant Construction Southern
                                                      Limited
                                                      (4) Helical Bar Developments (South
                                                      East) Limited

04.02.1999           Sub-Contractors Warranty         (1) Roger Wilde Limited
                                                      (2) Tektronix (UK) Limited
                                                      (3) Bryant Construction Southern
                                                      Limited
                                                      (4) Helical Bar Developments (South
                                                      East) Limited

04.02.1999           Sub-Contractors Warranty         (1) Kvaerner Rashleigh Weatherfoil
                                                      Limited
                                                      (2) Tektronix (UK) Limited
                                                      (3) Bryant Construction Southern
                                                      Limited
                                                      (4) Helical Bar Developments (South


                                                      East) Limited

04.02.1999           Sub-Contractors Warranty         (1) James Gibbons Limited
                                                      (2) Tektronix (UK) Limited
                                                      (3) Bryant Construction Southern
                                                      Limited
                                                      (4) Helical Bar Developments (South
                                                      East) Limited

04.02.1999           Sub-Contractors Warranty         (1) Composite Structures Limited
                                                      (2) Tektronix (UK) Limited
                                                      (3) Bryant Construction Southern
                                                      Limited
                                                      (4) Helical Bar Developments (South
                                                      East) Limited

04.02.1999           Specialist Supply                (1) Bison Concrete Products Limited
                     Warranty                         (2) Tektronix (UK) Limited
                                                      (3) Bryant Construction Southern
                                                      Limited
                                                      (4) Helical Bar Developments (South
                                                      East) Limited

04.02.1999           Sub-Contractors Warranty         (1) Airteck Limited
                                                      (2) Tektronix (UK) Limited
                                                      (3) Bryant Construction Southern
                                                      Limited
                                                      (4) Helical Bar Developments (South
                                                      East) Limited

05.03.1999           Sub-Contractors Warranty         (1) Construction Elements and
                                                      Contracting (Trading as Pollards
                                                      Fyrespan)
                                                      (2) Tektronix (UK) Limited
                                                      (3) Bryant Construction Southern
                                                      Limited
                                                      (4) Helical Bar Developments (South
                                                      East) Limited

08.01.1999           Environmental                    (1) Mott Macdonald Limited
                     Consultants                      (2) Tektronix (UK) Limited
                     Warranty                         (3) Helical Bar Developments (South
                                                      East) Limited
                                                      (4) Scottish Widows Fund and Life
                                                      Assurance Society

04.02.1999           Sub-Contractors Warranty         (1) Sky Roofing Limited
                                                      (2) Tektronix (UK) Limited
                                                      (3) Bryant Construction Southern
                                                      Limited
                                                      (4) Helical Bar Developments (South
                                                      East) Limited

18.01.1999           Sub-Contractors Warranty         (1) Bryant Construction Limited
                                                      (2) Bryant Construction Group Plc
                                                      (3) Tektronix (UK) Limited
                                                      (3) Helical Bar Developments (South
                                                      East) Limited

18.01.1999           Contractors Warranty             (1) Bryant Construction Limited
                                                      (2) Bryant Construction Group Plc
                                                      (3) Tektronix (UK) Limited
                                                      (3) Helical Bar Developments (South
                                                      East) Limited

18.01.1999           Planning Supervisors             (1) Bucknall Austin Plc
                     Warranty                         (2) Tektronix (UK) Limited
                                                      (3) Helical Bar Developments (South
                                                      East) Limited

18.01.1999           Quantity Surveyors               (1) Bucknall Austin Plc
                     Warranty                         (2) Tektronix (UK) Limited
                                                      (3) Helical Bar Developments (South
                                                      East) Limited

18.01.1999           Architects Warranty              (1) Hamilton Associates Architects
                                                      Limited
                                                      (2) Tektronix (UK) Limited
                                                      (3) Helical Bar Developments (South
                                                      East) Limited

18.01.1999           Mechanical and Electrical        (1) Hilson Moran Partnership Limited
                     Engineers Warranty               (2) Tektronix (UK) Limited
                                                      (3) Helical Bar Developments (South
                                                      East) Limited

18.01.1999           Structural Engineers             (1) Mott Macdonald Limited
                     Warranty                         (2) Tektronix (UK) Limited
                                                      (3) Helical Bar Developments (South
                                                      East) Limited

EXECUTED as a Deed by        )
TEKTRONIX UK LIMITED         )
acting by two directors or a )
director and the secretary:- )




                                         Director   /s/  [Illegible]

                                         Director/Secretary  /s/ [Illegible]

               [Floor Plan of First Floor--Building A--The Arena]


                                [TEKTRONIX LOGO]


                                 [GL HEARN FMS]


                                   [10/3/99]